Exhibit 10.1

AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) dated as of November 5, 2012, is entered into by and between Generac Power Systems, Inc. (the “Company”) and Dawn Tabat (“Executive”).

WHEREAS, the Company and the Executive are party to that certain Employment Agreement dated as of November 10, 2006 (the “Agreement”); and

WHEREAS, the Company desires that the Executive continue to serve as the Chief Operating Officer of the Company and the Executive desires to continue to serve the Company.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Employee hereby amend the Agreement as follows:

1.	Section 2 of the Agreement is hereby amended by changing “sixth anniversary” to “seventh anniversary” where the former appears in such Section.

2.	All other provisions of the Agreement not specifically amended in this Amendment shall remain in full force and effect.

3.	This Amendment may be executed in multiple counterparts, which, when taken together, shall constitute one instrument.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer and the Executive has executed this Amendment, as of the date first written above.

GENERAC POWER SYSTEMS, INC.

By:	/S/ Aaron Jagdfeld
Name:	Aaron Jagdfeld
Title:	Chief Executive Officer

EXECUTIVE
By:	/S/ Dawn Tabat
Name:	Dawn Tabat
Title:	Chief Operating Officer